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                                                                    Exhibit 23.4


               Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement No. 333-62931 (Form S-3) and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the consolidated financial statements of DIGEX, Incorporated included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                  /s/ Ernst & Young LLP


Baltimore, Maryland


January 26, 1999